October 1, 2009

NU SKIN ENTERPRISES, INC.
One Nu Skin Plaza
75 West Center Street
Provo, Utah 84601
Attention: Chief Financial Officer

Re:           Consent to Covenant Compliance - Note Purchase Agreement dated as of
October 12, 2000

Ladies and Gentlemen:

Reference is made to (a) the Note Purchase Agreement, dated as of October 12, 2000 (as amended or otherwise modified from time to time, the "Agreement"), by and between Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), and The Prudential Insurance Company of America  "Prudential"), and (b) the Private Shelf Agreement, dated as of October 1, 2009 (the "2009 Agreement"), by and between the Company and each Issuer Subsidiary (as defined therein) which becomes party thereto, on the one hand, and Prudential Investment Management, Inc. ("PIM") and each Prudential Affiliate (as defined therein) which becomes party thereto, on the other hand.  Capitalized terms not defined herein shall have the meanings given to such terms in the Agreement.

Pursuant to the request of the Company and Section 17.1 of the Agreement, Prudential agrees that:

1.           The Company shall be deemed to be in compliance with or in default under (as the case may be) Section 9 (Affirmative Covenants) other than Sections 9.6 by being in compliance with or in default under (as the case may be) Section 9 (Affirmative Covenants) of the of the 2009 Agreement as the same may be amended from time to time with the written consent of Prudential and the required holders of notes thereunder. No termination of the 2009 Agreement in whole or in part shall affect the continued application hereunder of Section 9 thereof and, upon the written request of either the Required Holders of the Notes or the Company, Section 9 of the Agreement shall be amended to restate such section in substantially the same form as then existing in Section 9 of the 2009 Agreement.

2.           The Company shall be deemed to be in compliance with or in default under (as the case may be) Section 10 (Negative Covenants) by being in compliance with or in default under (as the case may be) Section 10 (Negative Covenants) of the of the 2009 Agreement as the same may be amended from time to time with the written consent of Prudential and the required holders of notes thereunder.  No termination of the 2009 Agreement in whole or in part shall affect the continued application hereunder of Section 10 thereof and, upon the written request of either the Required Holders of the Notes or the Company, Section 10 of the Agreement shall be amended to restate such section in substantially the same form as then existing in Section 10 of the 2009 Agreement.

This document may be executed in multiple counterparts, which together shall constitute a single document.

This letter agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the internal laws of the State of New York, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

[Signature pages follow.]

Sincerely,

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By: /s/ Iris Krause
Its: Vice President

Accepted and agreed to, effective
the date first appearing above:

NU SKIN ENTERPRISES, INC.,
a Delaware corporation

By:  /s/ Brian R. Lords
Vice President and Treasurer

The undersigned Subsidiary Guarantors
hereby consent and agree to the
foregoing, and to each previous
amendment to the Note Purchase Agreement,
dated as of October 12, 2000.

NU SKIN ENTERPRISES HONG KONG,
INC., a Delaware corporation
NU SKIN INTERNATIONAL, INC.,
a Utah corporation
NU SKIN TAIWAN, INC.,
a Utah corporation
NU SKIN ENTERPRISES UNITED STATES,
INC., a Delaware corporation
NSE PRODUCTS, INC.,
a Delaware corporation
NU SKIN ASIA INVESTMENT, INC.,
a Delaware corporation

By: /s/ D. Matthew Dorny
Vice President